UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 3, 2002

Date of report (Date of Earliest Event Reported)

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Rutherford Road
Carlsbad, CA 92008-7328

(Address of Principal Executive Offices)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURE

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Date for 2003 Annual Meeting of Shareholders; Shareholder Proposals

      In the Company’s proxy statement sent to shareholders on March 18, 2002, the Company stated that it must receive notice in writing no later than November 18, 2002 of any proposals of shareholders intended to be presented at the 2003 annual meeting of shareholders and included in the proxy statement and form of proxy relating to that meeting. The Company now intends to hold its 2003 annual meeting of shareholders on approximately June 10, 2003 and to mail proxy statements relating to the meeting on approximately April 30, 2003. Therefore, the deadline for submitting such proposals has been extended as set forth below.

      If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2003 annual meeting of shareholders, then, in addition to the notices required in the immediately following paragraph and other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Corporate Secretary of the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 31, 2002.

      If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2003 annual meeting of shareholders, then in addition to any other applicable requirements, such shareholder must give timely written notice of the matter to the Corporate Secretary of the Company. To be timely, written notice must be delivered to the Corporate Secretary at the principal executive offices of the Company not prior to January 6, 2003 nor after February 5, 2003. Any such notice to the Corporate Secretary must include all of the information specified in the Company’s Bylaws. If timely submitted, the shareholder may present the proposal at the 2003 meeting, but the Company is not obligated to present the matter in its proxy materials.

Corporate Governance Update

      The Company has always endeavored to have appropriate policies and practices with respect to corporate governance and business ethics. Recent actions by the New York Stock Exchange, Securities and Exchange Commission, Congress and various state governments have changed or propose to change the regulatory environment in the areas of corporate governance and business ethics. The Company has been monitoring these developments. In many cases the Company has found that its existing practices and policies are sufficient, with no or only minor revisions, to satisfy the new standards. In other areas the Company anticipates that further actions will be required to assure compliance. By way of example:

•	The Company adopted a corporate code of conduct and ethics policy in 1997. In light of recent regulatory and statutory proposals, the Company anticipates making minor revisions to this policy going forward.

•	The Company’s Board of Directors has been composed of a majority of independent* directors for several years, and currently is composed of five independent directors and one non-independent director, the CEO. At a recent board meeting, the Company adopted a formal policy that a substantial majority of the members of the Board of Directors must be independent directors.

•	The independent directors have long had the informal practice of conferring with each other in the absence of management regarding Company matters, and the Audit and Compensation and Management Succession Committees have had a formal practice of meeting in executive session, without management. At a recent board meeting, the Company adopted a formal policy that the independent directors shall meet in executive session on a regular basis (e.g., at board meetings) without members of management.

•	Consistent with NYSE and SEC proposals, the Board of Directors has selected a lead independent director to preside at the executive sessions of the independent directors. The lead independent director at this time is Ronald S. Beard.

•	In the past, the nominating function for the Board of Directors was delegated to a committee of directors that included three independent directors and one non-independent director. Consistent with recent proposals, the Board of Directors recently formed a separate Nominating Committee comprised solely of independent directors.

•	The Company has had a policy permitting loans to employees, including executive officers, in restricted amounts and for limited purposes. However, at this time there are no outstanding loans to executive officers under this program. Furthermore, the Company has amended its loan policy to comply with regulatory and statutory restrictions on loans to executive officers.

•	The Audit Committee of the Board of Directors has been and is composed entirely of independent directors. Members of the Audit Committee have satisfied NYSE rules requiring financial literacy and/or accounting or related financial management expertise. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditors.

•	The Compensation and Management Succession Committee of the Board of Directors has been and is composed entirely of independent directors.

•	The Company has long had a policy against using its outside auditors for services that could negatively affect the independence of the auditors or otherwise be contrary to law. Consistent with recent proposals, the Board of Directors has revised existing corporate policy to further restrict the engagement of the Company’s outside auditors for non-audit services.

•	The Company has had, and continues to have, an internal audit function.

•	Consistent with recent proposals, the Company has established formal procedures for the certification of certain financial and other disclosures, including filings with the SEC on Form 10-Q and Form 10-K.

*	The independence determinations described in this section were based upon the current New York Stock Exchange independence standards for audit committee members, which standards are embodied in Section 3, Paragraphs 303.01 and 303.02, of the NYSE Listed Company Manual.

The Company expects to make additional changes to its corporate governance policies and practices as the new and proposed corporate governance requirements and recommended practices continue to develop.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2002	CALLAWAY GOLF COMPANY

	By:	/S/ BRADLEY J. HOLIDAY

Bradley J. Holiday Executive Vice President and Chief Financial Officer

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